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                                                                    EXHIBIT 99.1

[QWEST LOGO]

NEWS

        QWEST COMMUNICATIONS UPDATES STATUS OF CERTAIN ACCOUNTING MATTERS

  Company announces the completion of its analysis of accounting policies and practices as they relate to revenue recognition and accounting treatment for sales of optical capacity assets


DENVER, OCTOBER 28, 2002 -- Qwest Communications International Inc. (NYSE: Q) today announced that, in consultation with its auditor KPMG LLP ("KPMG"), it has completed its analysis and concluded that for accounting purposes it will treat sales of optical capacity assets (commonly known as "IRUs") for cash as operating leases and recognize the revenue from these assets over the life of the IRUs. The company has concluded that its policies and practices for determining the value of the various elements of the fees earned in connection with the sales of optical capacity assets for cash did not support the accounting treatment. As a result, the company concluded that it should defer the $531 million of revenue previously recognized on such sales over the life of the underlying agreements.

This announcement relates to optical capacity asset transactions recorded in periods following the merger of Qwest and U S WEST, Inc. ("U S WEST") on June 30, 2000. Approximately $1.48 billion in total revenue was recognized in these periods from all IRU transactions and, as previously announced, is made up of the $950 million from exchanges of optical capacity assets and the $531 million from sales of optical capacity assets for cash. As previously announced, the company will reverse the $950 million in revenues and related costs ($685 million and $265 million in 2001 and 2000, respectively) related to the exchange transactions. Of the $531 million of revenue that the company announced today will be deferred, $331 million and $200 million of sales of optical capacity assets were recognized in 2001 and 2000, respectively. The company historically accounted for sales of optical capacity assets for cash based on accounting policies approved by its previous auditor, Arthur Andersen LLP ("Andersen").

The company has now completed its analysis of its policies and practices related to its optical capacity asset sales for the years 2001 and 2000, and as previously disclosed, it does not anticipate that its sales of optical capacity assets in 2002 would be impacted by the announcement today.

OTHER MATTERS

Goodwill Impairment. As previously disclosed in the company's Form 10-K for the period ending December 31, 2001, the company estimated the impact of the adoption of Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets," to approximate $20 billion to $30 billion. As of September 30, 2002, the company has completed both Steps 1 and 2 of the transitional goodwill impairment test with respect to its adoption of the standard. Previously it had announced that it could not update the estimate of the resulting impairment charge due to a re-evaluation of the company's methodology as suggested by KPMG. The company today announced it expects to report a goodwill impairment charge of approximately $24 billion as of January 1, 2002, the effective date of the standard.

Additionally, as required by SFAS No. 142, the company will continue to monitor factors such as the business conditions in the telecommunications industry and the company's market capitalization during 2002. Those


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factors, among others, will require the company to perform another goodwill impairment test in 2002, which it expects may result in an additional impairment of the company's remaining $6 billion of goodwill.

Network & Related Asset Impairments. The company today announced that it had completed the evaluation of the recoverability of the long-lived assets of its traditional telephone network, global fiber optic broadband network, and related assets. The company expects to record an approximately $8.1 billion impairment charge in its restated financial statements for the second quarter of 2002 to write-down these assets. An approximately $2.7 billion reduction in the carrying value of intangible assets related to customer lists and product technology associated with the company's interexchange carrier business will also be made for a total asset impairment charge of approximately $10.8 billion. These write-downs, which will be reflected in the company's Form 10-Q for the second quarter of 2002, the period in which the impairment occurred, will reduce operating income in the restated second quarter of 2002 and will result in a reduction of future depreciation expense.

As Andersen is no longer in a position to act as an independent auditor, it will not be able to reconfirm its opinion on the company's 2001 and 2000 financial statements. Therefore, KPMG, in addition to acting as the company's current auditor, will also complete the re-audit of the financial statements for the periods impacted by the restatement. Until the audit is completed, the company cannot state with certainty the full magnitude of the restatement or when a restatement and re-audit will be completed.

Wireless Division. The company is also adjusting previously recorded 2001 and 2000 revenue in its wireless division to properly recognize the impact of certain promotional campaigns, involving complementary equipment and minutes-of-use packages. This will result in a decrease of approximately $120 million to the restated 2001 and 2000 financial statements.

As previously disclosed, the company remains under investigation, including with respect to some of the matters that are the subject of this announcement, by the United States Securities and Exchange Commission and the United States Department of Justice. Qwest continues to cooperate with these investigations, which have not concluded.

The company plans on announcing its quarterly earnings on October 30, 2002.


About Qwest:

Qwest Communications International Inc. (NYSE: Q) is a leading provider of voice, video and data services to more than 25 million customers. The company's 55,000 employees are committed to the "spirit of service" and providing world-class services that exceed customers' expectations for quality, value and reliability. For more information, please visit the Qwest Web site at www.qwest.com.


#####

This release may contain projections and other forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by us with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to: the duration and extent of the current economic downturn in our 14-state local service area, including its effect on our customers and suppliers; the effects of our anticipated restatement of historical financial statements including delays in or restrictions on our ability to access

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the capital markets or other adverse effects to our business and financial position; our substantial indebtedness, and our inability to complete any efforts to de-lever our balance sheet through asset sales or other transactions; any adverse outcome of the SEC's current investigation into our accounting policies, practices and procedures; any adverse outcome of the current investigation by the U.S. Attorney's office in Denver into certain matters relating to us; adverse results of increased review and scrutiny by Congress, regulatory authorities, media and others (including any internal analyses) of financial reporting issues and practices or otherwise; the failure of our chief executive and chief financial officers to provide certain certifications relating to certain public filings; rapid and significant changes in technology and markets; any adverse developments in commercial disputes or legal proceedings, including any adverse outcome of current or future legal proceedings related to matters that are the subject of governmental investigations, and, to the extent not covered by insurance, if any, our inability to satisfy any resulting obligations from funds available to us, if any; our future ability to provide interLATA services within our 14-state local service area; potential fluctuations in quarterly results; volatility of our stock price; intense competition in the markets in which we compete; changes in demand for our products and services; dependence on new product development and acceleration of the deployment of advanced new services, such as broadband data, wireless and video services, which could require substantial expenditure of financial and other resources in excess of contemplated levels; higher than anticipated employee levels, capital expenditures and operating expenses; adverse changes in the regulatory or legislative environment affecting our business; and changes in the outcome of future events from the assumed outcome included in our significant accounting policies.

The information contained in this release is a statement of Qwest's present intention, belief or expectation and is based upon, among other things, the existing regulatory environment, industry conditions, market conditions and prices, the economy in general and Qwest's assumptions. Qwest may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in Qwest's assumptions or otherwise. The cautionary statements contained or referred to in this release should be considered in connection with any subsequent written or oral forward-looking statements that Qwest or persons acting on its behalf may issue. This release may include analysts' estimates and other information prepared by third parties for which Qwest assumes no responsibility.

Qwest undertakes no obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

By including any information in this release, Qwest does not necessarily acknowledge that disclosure of such information is required by applicable law or that the information is material.

The Qwest logo is a registered trademark of, and CyberCenter is a service mark of, Qwest Communications International Inc. in the U.S. and certain other countries.

Contact Information:

         Investor Contact:                   Corporate Media Contact:
         Stephanie Comfort                   Tyler Gronbach
         800-567-7296                        (303) 992-2155
         IR@qwest.com                        tyler.gronbach@qwest.com